Exhibit 10.35

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

SUPPLEMENTAL AGREEMENT

Pursuant to paragraph 24 of the Stipulation and Agreement of Settlement dated November 23, 2004 (the “Stipulation”) in Angeloni, et al. v. Microtune, Inc., et al., Civil Action No. 4:03cv56, this Supplemental Agreement is made by and among Lead Plaintiffs and Microtune, Inc. (“Microtune”).

1. All terms used in this Supplemental Agreement shall have the same meanings as in the Stipulation.

2. Subject to the provisions of paragraph 3 hereof, Microtune, after consultation with the other Settling Defendants, shall have the option to terminate the Settlement in the event that the amount of Recognized Claims (as defined in the Plan of Allocation set forth in the Settlement Notice) held by Settlement Class Members who would otherwise be entitled to participate as members of the Settlement Class, but who timely and validly request exclusion (the “Opt-outs”), is in excess of [***] of the outstanding shares of Microtune, Inc.’s common stock at [***], less the total shares held by persons and entities who are excluded from the Settlement Class by virtue of the definition set forth in paragraph 1(q) of the Stipulation (the “Termination Threshold”).

3. It is expressly understood and agreed that the only persons and entities who may submit requests for exclusion at this time are those persons and entities who are members of the Settlement Class, i.e., those persons who purchased or otherwise acquired Microtune common stock from July 23, 2001 through and including February 20, 2003, and who are not excluded by (1) the definition of the Settlement Class (excluded from the Settlement Class are the Defendants in this action, members of the immediate families (parents, spouses, siblings, and children) of each of the individual Defendants, any person, firm, trust, corporation, officer, director or other

[***] CONFIDENTIAL TREATMENT REQUESTED BY MICROTUNE, INC.

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of any such excluded party), or (2) the release of their claims in the Action pursuant to the settlement of the arbitration proceeding styled Microtune, Inc. and Jason Mendelson (as shareholder representative on behalf of certain former holders of the capital stock of Transilica Inc.), which was filed before C. Michael Moore on August 7, 2003.

4. The Preliminary Order shall provide that requests for exclusion must be postmarked at least fourteen (14) calendar days prior to the Settlement Fairness Hearing date. Upon receiving any request(s) for exclusion pursuant to the Settlement Notice, the Claims Administrator shall promptly notify Lead Plaintiffs’ Counsel and counsel for Microtune of such request(s) for exclusion.

5. If Microtune elects to exercise the option set forth in paragraph 2 hereof, written notice of such election must be provided to Lead Plaintiffs’ Counsel on or before seven (7) calendar days prior to the Settlement Fairness Hearing.

6. In the event that Microtune provides a written notice of its termination of the Settlement pursuant to paragraph 5 hereof, Microtune may withdraw its termination by providing written notice of such withdrawal of its termination to Lead Plaintiffs’ Counsel no later than 5:00 P.M. Central Time on the day prior to the Settlement Fairness Hearing, or by such later date as shall be agreed upon in writing as between Lead Plaintiffs’ Counsel and counsel for Microtune.

7. If Microtune gives written notice of termination pursuant to paragraph 5 of this Supplemental Agreement, Lead Plaintiffs’ Counsel may, within six (6) calendar days of receipt of such notice of termination (or such longer period as shall be agreed upon in writing between Lead Plaintiffs’ Counsel and counsel for Settling Defendants), review the validity of any request

[***] CONFIDENTIAL TREATMENT REQUESTED BY MICROTUNE, INC.

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

for exclusion and may attempt to cause retraction of any request for exclusion. If, within the six (6) day period (or longer period agreed upon in writing), Lead Plaintiffs’ Counsel succeeds in causing the filing of retractions of a sufficient number of requests for exclusion such that the Termination Threshold is no longer exceeded as described in paragraph 2 above, then any termination of the Settlement by Microtune shall automatically be deemed to be a nullity. To retract a request for exclusion, a Settlement Class Member must file a written notice with the Court stating the person’s or entity’s desire to retract his, her or its request for exclusion and that person’s or entity’s desire to be bound by any judgment or settlement in this Action; provided, however, that the filing of such written notice may be effected by Lead Plaintiffs’ Counsel.

8. If Microtune elects to terminate the Settlement in accordance with paragraph 2 of this Supplemental Agreement and such termination is not nullified in accordance with paragraph 7 of this Supplemental Agreement, the Stipulation shall be terminated and the provisions of ¶ 27 of the Stipulation shall apply.

9. The parties hereto intend that this Supplemental Agreement shall not be filed with the Court prior to the deadline for submitting exclusion requests, unless a dispute arises as to its terms, or the parties are ordered otherwise by the Court. The parties hereto shall seek to keep the terms of this Supplemental Agreement confidential prior to the deadline for submitting exclusion requests. Prior to the deadline for submitting exclusion requests, the substantive contents of this Supplemental Agreement may be brought to the attention of the Court (in camera, if so requested by the attorneys for any of the parties hereto and permitted by the Court).

DATED: November 23, 2004

[***] CONFIDENTIAL TREATMENT REQUESTED BY MICROTUNE, INC.

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

SUSMAN GODFREY LLP

Terrell W. Oxford
901 Main Street, Suite 4100
Dallas, Texas 75202
Tel: 214.754.1900

LIAISON COUNSEL

SCHIFFRIN & BARROWAY, LLP

By:	/s/ Kay E. Sickles
David Kessler
Marc I. Willner
Kay E. Sickles
Three Bala Plaza East, Suite 400
Bala Cynwyd, PA 19004
Tel: 610.822.2205
Fax: 610.667.7056

LEAD COUNSEL FOR PLAINTIFFS

[***] CONFIDENTIAL TREATMENT REQUESTED BY MICROTUNE, INC.

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

SIEBMAN, REYNOLDS & BURG, LLP

Clyde Siebman
State Bar No. 18341600
300 N. Travis Street
Sherman, Texas 75090
Tel: 903.870.0070
Fax: 902.970.0066

BAKER BOTTS L.L.P.

James W. Cannon, Jr.
jim.cannon@bakerbotts.com
State Bar No. 03746600
David T. Arlington
david.arlington@bakerbotts.com
State Bar No. 00790238
1500 San Jacinto Center
98 San Jacinto Boulevard
Austin, Texas 78701-4039
Tel: 512.322.2500
Fax: 512.322.2501

By:	/s/ Timothy W. Mountz
Timothy W. Mountz
t.mountz@bakerbotts.com
State Bar No. 14604300
Mary L. Scott
mary.scott@bakerbotts.com
State Bar No. 17906750
Aimee Williams Moore
aimee.moore@bakerbotts.com
State Bar No. 24013754
2001 Ross Avenue
Dallas, Texas 75201-2980
Tel: 214.953-6500
Fax: 214.953.6503

ATTORNEYS FOR DEFENDANT MICROTUNE, INC.

[***] CONFIDENTIAL TREATMENT REQUESTED BY MICROTUNE, INC.